Exhibit 5.1

[PATTON BOGGS LLP LETTERHEAD]

November 3, 2009

Board of Directors
Emclaire Financial Corp.

612 Main Street

Emlenton, Pennsylvania 16373

Re: Registration Statement on Form S-1

Dear Ladies and Gentlemen:

We have acted as counsel to Emclaire Financial Corp., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (Registration No. 333-161955), and all amendments thereto (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale by the Company of up to $23 million of the Company’s common stock, par value $1.25 per share, which includes the amount which may be offered to cover over-allotments, if any, pursuant to an underwriters’ over-allotment option (collectively, the “Common Stock” and all the transactions contemplated by the offering of the Common Stock, the “Offering”), pursuant to an underwriting agreement to be entered into by and between the Company and Sandler O’Neill & Partners, L.P. on behalf of itself and the several underwriters named therein (the “Underwriting Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) a specimen certificate representing the Common Stock, (iii) the Articles of Incorporation, as amended, of the Company, as currently in effect, (iv) the Bylaws, as amended, of the Company, as currently in effect, and (v) certain resolutions adopted by the Board of Directors of the Company with respect to the issuance of the Common Stock. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures (other than persons signing on behalf of the Company), (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity with the originals of all documents supplied to us as copies, (v) the accuracy and completeness of all corporate records and documents made available to us by the Company, and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein. We also have obtained from the officers of the Company certificates as to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied solely on such certificates without independent investigation.

The following opinion is limited in all respects to matters of the Commonwealth of Pennsylvania relating to corporation law, and we express no opinion as to the laws of any other jurisdiction.

On the basis of the foregoing, we are of the opinion that the Common Stock has been duly authorized and when issued and delivered against payment therefor as contemplated in the Registration Statement and the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

The opinions and statements contained in this letter are given as of the date of this letter, and we hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinions or statements with respect to any matter set forth in this letter.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and the use of our name therein under the caption “Legal Matters.”  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC adopted under the Securities Act.

Very truly yours,

/s/ PATTON BOGGS LLP
PATTON BOGGS LLP